                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT (this "Agreement") entered into on April 1, 1996, is made effective as of April 1, 1995 (the "Effective Date"), by and between IMPERIAL CREDIT INDUSTRIES, INC., a California corporation ("ICII"), SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION, a state-chartered thrift and loan association and wholly-owned subsidiary of ICII ("SPTL"), and SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation ("SPFC").

                                   BACKGROUND

     A. In October 1994, ICII made a strategic decision to form a separate, wholly-owned subsidiary to operate SPTL's residential lending division.

     B. In furtherance of the foregoing, in December 1994, ICII incorporated SPFC and made a capital contribution to SPFC of $250,000 (the "Cash Contribution") in exchange for 100% of the issued and outstanding shares of SPFC's common stock (the "SPFC Stock").

     C. In connection therewith, effective as of the Effective Date, ICII caused SPTL to contribute to SPFC certain customer lists of SPTL's residential lending division relating to the ongoing operations of such division (the "Residential Lending Assets") and caused all of the employees of SPTL's Residential Lending division became employees of SPFC.

     D. This Agreement is intended to accomplish and memorialize the above contributions and to thereby effectuate the intent of the parties hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions hereof, the parties agree as follows:

     1.  Contribution of Capital.  The parties hereby acknowledge and agree that
         -----------------------
effective as of December 8, 1994, ICII contributed to SPFC the Cash
Contribution in exchange for the SPFC Stock.

     2.  Conveyance of Residential Lending Assets.  In connection with the
         ----------------------------------------
foregoing contribution by ICII to SPFC, the parties hereby acknowledge and agree that effective as of the Effective Date, ICII caused SPTL to convey, assign and transfer to SPFC and SPFC acquired all of SPTL's right, title and interest in and to the Residential Lending Assets.

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     3.  Employees.  The parties hereby acknowledge and agree that effective as
         ---------
of the Effective Date, all of the employees of SPTL's Residential Lending division became employees of SPFC.

     4.  Indemnification.
         ---------------

          (a) SPTL shall indemnify and hold harmless SPFC against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by SPFC which arise out of or relate to (i) any breach or violation of this Agreement by SPTL, (ii) any breach of any of the representations or warranties made in this Agreement by SPTL and (iii) the ownership and use of the Residential Lending Assets prior to the Effective Date.

          (b) ICII shall indemnify and hold harmless SPFC against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by SPFC which arise out of or relate to (i) any breach or violation of this Agreement by ICII and (ii) any breach of any of the representations or warranties made in this Agreement by ICII.

          (c) SPFC shall indemnify and hold harmless each of SPTL and ICII against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by each of SPTL and ICII which arise out of or relate to (i) any breach or violation of this Agreement by SPFC, (ii) any breach of any of the representations or warranties made in this Agreement by SPFC, and (iii) the ownership of the ownership and use of the Residential Lending Assets on or after the Effective Date.

     5.  Representations and Warranties.
         ------------------------------

              a. Each of ICII and SPTL hereby represents and warrants to SPFC as follows:

                  (1)   Corporate Existence. Each of ICII and SPTL is duly
                        -------------------
organized, validly existing and in good standing under the laws of California, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of such jurisdictions where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole.


                  (2)   Corporate Power; Authorization; Enforceable Obligations.
                        --------------------------------------------------------
Each of ICII and SPTL has the power, authority and legal right to execute, deliver and perform this Agreement and

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all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally, and general principles of equity.

                  (3)   No Legal Bar to This Agreement. The execution, delivery
                        ------------------------------
and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on ICII or SPTL, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding either of them, or the charter or Bylaws of, or any securities issued by either of them or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which either of them is a party or by which they or their respective assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the ICII or SPTL and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

              b. SPFC hereby represents and warrants to the Company as follows:

                  (1)   Corporate Existence. SPFC is duly organized, validly
                        -------------------
existing and in good standing under the laws of California, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business

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operations, assets or financial condition of SPFC and its subsidiaries, taken as a whole.  SPFC does not do business under any fictitious business name.

                  (2) Corporate Power; Authorization; Enforceable Obligations.
                      -------------------------------------------------------
SPFC has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and its execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitations, stockholders and creditors of SPFC, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by SPFC in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of SPFC, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of SPFC enforceable against SPFC in accordance with its terms.

                  (3)  No Legal Bar to This Agreement. The execution, delivery
                       ------------------------------
and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on SPFC, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on SPFC, or the certificate of incorporation or by-laws of, or any securities issued by SPFC or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which SPFC is a party or by which SPFC or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of SPFC and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provision of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

        6.  Reference Provision.
            -------------------

            (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Orange County, California, in

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accordance with the provisions of Section 638 et seq. of the California Code of
                                              -- ---
Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Orange County Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one preemptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

          (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter

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will be used at any hearing conducted before the referee.  The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Orange County Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     7.   Notices.   All notices, requests, demands and other communications
          -------
provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be in mailed (return receipt requested), telegraphed, sent by facsimile or hand delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the others, and any such notice, request, demand or other communication shall be effective upon receipt:

     ICII:     Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard #1, Suite 110
               Torrance, California 90505
               Telephone:  (310) 791-8222
               Facsimile:  (310) 791-9955
               Attention: H. Wayne Snavely,
                          Chairman of the Board

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     SPTL:     Southern Pacific Thrift & Loan Association
               12300 Wilshire Boulevard
               Los Angeles, California 90505
               Telephone:  (310) 442-3300
               Facsimile:  (310) 914-0262
               Attention: Stephen Shugerman,
                          President

     SPFC:     Southern Pacific Funding Corporation
               One Centerpointe Drive, Suite 500
               Lake Oswego, Oregon 97035
               Telephone:  (508) 684-4700
               Facsimile:  (508) 684-1495
               Attention: Robert Howard,
                          President

     8.   Amendments.    This Agreement shall not be amended, changed, modified,
          ----------
terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     9.   Attorneys' Fees.  In the event of any dispute arising out of or in
          ---------------
connection with this Agreement, and any documents executed pursuant hereto, the prevailing party, in addition to any other amounts which it may be entitled to, shall be entitled to recover from the other party reasonable attorneys' fees and court costs as shall be awarded in the resolution of such dispute.

     10.  Successors and Assigns.  This Agreement shall become effective when it
          ----------------------
is executed by all parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that SPFC shall not have the right to assign its rights, obligations or interests hereunder with the prior written consent of ICII and SPTL.

     11.  Entire Agreement.   This instrument contains the entire agreement
          ----------------
between the parties as to the rights granted and the obligations assumed in this instrument.

     12.  Waiver.        Any forbearance by a party to this Agreement in
          ------
exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not by a waiver of or preclude the exercise of that or any other right or remedy.

     13.  Headings and Cross References.  The section headings hereof have been
          -----------------------------
inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement. Any reference in this Agreement to a "Section" or "Subsection" shall be construed, respectively, as

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referring to a section of this Agreement or a subsection of a section of this
Agreement.

     14.  Severability.  The invalidity or unenforceability of any
          ------------
provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

     15.  Choice of Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California applicable to contracts made and performed in said State, without regard to conflicts of laws principals.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed an original, and which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by duly authorized representatives as of the date first above written.


                         IMPERIAL CREDIT INDUSTRIES, INC.


                         By:_______________________________
                            Name:
                            Title:



                         SOUTHERN PACIFIC THRIFT AND LOAN
                         ASSOCIATION


                         By:_______________________________
                            Name:
                            Title:



                         SOUTHERN PACIFIC FUNDING CORPORATION


                         By:______________________________
                            Name:
                            Title:

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